UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 18, 2010

HOKU CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1288 Ala Moana Blvd., Suite 220, Honolulu, Hawaii	96814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (808) 682-7800

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement with China Construction Bank Corporation, Singapore Branch

On October 18, 2010, Hoku Corporation (“Hoku”) accepted and entered into a Letter of Offer (the “Credit Agreement”) issued by China Construction Bank Corporation, Singapore Branch (the “Lender”).  The Credit Agreement provides for a term loan (the “Loan”) in an aggregate principal amount (the “Maximum Loan Amount”) not to exceed the lesser of $29 million or 97% of the face amount of the standby letter of credit issued by China Construction Bank Corporation, Sichuan Branch on behalf of Tianwei New Energy Holdings Co., Ltd., Hoku’s majority stockholder (“Tianwei”).  The Loan is available during the three (3) month period following Hoku’s acceptance of the Letter of Offer.  The principal amount of the Loan and any unpaid interest thereon must be paid in full within three years of each drawdown.  Hoku may prepay the Loan, in whole or in part, at any time without penalty, provided that any such prepayment must be for a minimum of $100,000 and multiples of $100,000 in excess thereof.  Funds provided pursuant to the Credit Agreement are to finance Hoku’s investment funding and working capital needs.

The Loan will bear interest at a per annum rate equal to the LIBOR Rate (as set forth in the Credit Agreement) for the applicable interest period plus 2%.  Hoku has also agreed to pay the Lender’s reasonable costs and expenses in connection with the preparation, negotiation and delivery of the Credit Agreement.

The Credit Agreement includes customary representations, warranties, covenants, and acceleration, indemnity, and events of default provisions which may accelerate Hoku’s payment obligations under the Credit Agreement.

The Loan is secured by a standby letter of credit (the “Letter of Credit”) in the face amount of approximately $16.5 million issued by China Construction Bank Corporation, Sichuan Branch in favor of the Lender.   Tianwei procured the  Letter of Credit and has informed Hoku that it intends to cause China Construction Bank Corporation, Sichuan Branch to increase the face amount of the Letter of Credit up to approximately $29.9 million.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.121 to this Current Report on Form 8-K and incorporated herein by reference.

Reimbursement Agreement with Tianwei New Energy Holdings Co., Ltd.

On October 18, 2010, in consideration of Tianwei’s procurement of the Letter of Credit, Hoku entered into a Reimbursement Agreement with Tianwei obligating it to repay Tianwei for all interest, fees and expenses incurred by Tianwei in connection with the negotiation, execution and performance of the Letter of Credit.

The foregoing description of the Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the Reimbursement Agreement, a copy of which is attached as Exhibit 10.122 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated October 18, 2010, between Hoku Corporation and China Construction Bank, Singapore Branch.
10.2	Reimbursement Agreement, dated October 18, 2010, between Hoku Corporation and Tianwei New Energy Holdings Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOKU CORPORATION

Date: October 20, 2010	By:	/s/ Scott Paul
		Name:	Scott Paul
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated October 18, 2010, between Hoku Corporation and China Construction Bank, Singapore Branch.
10.2	Reimbursement Agreement, dated October 18, 2010, between Hoku Corporation and Tianwei New Energy Holdings Co., Ltd.